As filed with the Securities and Exchange Commission on January 31, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANO DIMENSION LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	3577	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Ilan Ramon

Ness Ziona, 7403635

Israel

+972-073-7509142

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Zysman, Aharoni, Gayer &

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Tel: 212.660.3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Robert V. Condon, III, Esq. David Huberman, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Reut Alfiah, Adv. Zysman, Aharoni, Gayer & Co. 41-45 Rothschild Blvd. Beit Zion Tel-Aviv, Israel 65784 Tel: +972.3.795.5555	Josef B. Volman, Esq. Robert A. Petitt, Esq. Burns & Levinson LLP 125 Summer Street Boston, MA 02110 Tel: 617.345.3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-228521

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)(4)	Amount of Registration Fee(5)
Units consisting of:
(i) Ordinary Shares, par value NIS 0.1 per share	$2,300,000	$278.76
(ii) Warrants to purchase American Depositary Shares(6)
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Warrants(7)	$2,645,000	$320.57
(iii) Rights to Purchase American Depositary Shares(6)
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Rights to Purchase(8)	$1,725,000	$209.07
Total	$6,670,000	$808.40

(1)	The registrant previously registered an aggregate of $33,350,000 of its securities on a Registration Statement on Form F-1 (File No. 333-228521) declared effective by the Securities and Exchange Commission on January 31, 2019. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, or the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $6,670,000 is hereby registered.

(2)	The Ordinary Shares will be represented by American Depositary Shares, or ADSs, each of which currently represents five Ordinary Shares. A separate Registration Statement on Form F-6 (Registration No. 333-204797) has been filed for the registration of ADSs issuable upon deposit of the Ordinary Shares.

(3)	Pursuant to Rule 416 under the Securities Act the Ordinary Shares registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(4)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of additional Units that the underwriter has the option to purchase to cover over-allotments, if any.

(5)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(6)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 115% of the public offering price.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act. The rights to purchase are exercisable at a per share exercise price equal to 100% of the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, and General Instruction V of Form F-1. The contents of the Registration Statement on Form F-1, as amended (File No. 333-228521), including the exhibits thereto, filed by Nano Dimension Ltd. with the Securities and Exchange Commission, or the Commission, pursuant to the Securities Act, which was declared effective by the Commission on January 31, 2019, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness Ziona, State of Israel on January 31, 2019.

NANO DIMENSION LTD.

By:	/s/ Amit Dror
Amit Dror
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on January 31, 2019 in the capacities indicated.

Signature	Title	Date

/s/ Amit Dror	Chief Executive Officer	January 31, 2019
Amit Dror	(Principal Executive Officer) and Director

/s/ Yael Sandler	Chief Financial Officer	January 31, 2019
Yael Sandler	(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board of Directors	January 31, 2019
Avi Reichental

*	Director	January 31, 2019
Simon Anthony-Fried

*	Director	January 31, 2019
Ofir Baharav

*	Director	January 31, 2019
Irit Ben-Ami

*	Director	January 31, 2019
Roni Kleinfeld

*	Director	January 31, 2019
Abraham Nahmias

*	Director	January 31, 2019
Eli Yoresh

*By:	/s/ Amit Dror
Amit Dror
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Simon Anthony-Fried, the duly authorized representative in the United States of Nano Dimension Ltd., has signed this registration statement on January 31, 2019.

/s/ Simon Anthony-Fried
Simon Anthony-Fried

Index of Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Zysman, Aharoni, Gayer & Co. (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-1, as amended (File No. 333-228521), filed by the Registrant on January 30, 2019.
5.2*	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.
23.1*	Consent of Somekh Chaikin, (Member Firm of KPMG International).
23.2	Consent of Zysman, Aharoni, Gayer & Co. (included in Exhibit 5.1).
23.3*	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature page of the Registration Statement), previously filed on November 21, 2018.

*	Filed herewith.

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